Exhibit 4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 12, 2012, by and between Cheng Dong Huang (the “Seller”), Jiang Huai Lin (the “Purchaser”).

BACKGROUND

The Seller is the holder of 622,939 shares of the common stock of China Information Technology, Inc., a Nevada corporation (the “Company”). The Seller desires to sell to Purchaser and Purchaser desires to purchase from the Seller an aggregate of 622,939 shares of the common stock of the Company (the “Shares”), for a purchase price of $1.20 per Share, or $747,526.80 in the aggregate, upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

ARTICLE I.

PURCHASE AND SALE OF SHARES

1.1          Purchase and Sale. Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, at the Closing (as defined below), the Seller hereby sells, transfers, assigns, conveys and delivers the Shares to Purchaser subject to the conditions set forth herein, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and Purchaser agrees to purchase the Shares from the Seller for the consideration hereinafter set forth.

1.2          Purchase Price. On the Closing Date (as defined below) the Purchaser shall pay to the Seller, in the aggregate, $747,526.80 (the “Purchase Price”), or $1.20 per Share, for the Shares.

1.3          Closing; Deliverables. Upon execution of this Agreement (the “Closing”), the Seller will deliver or cause to be delivered to the Purchaser, within fifteen business days following the Closing Date, a certificate or certificates representing the Shares with a duly executed stock power corresponding to each delivered stock certificate. The Seller shall take such steps and prepare such other documents as may be necessary to effect the transfer of the Shares to the Purchaser free and clear of all restrictions, liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to Purchaser that:

2.1          Company Stock; Status of Seller. The Seller is the owner of the Shares, and upon delivery of the Shares to the Purchaser, such Shares will be free of any encumbrance, lien, claims, charge, and security interest or other interest of any kind whatsoever, and the Purchaser shall be the sole lawful owner of the Shares.

2.2          Authorization and Validity of Agreement. The Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution of this Agreement by the Purchaser, is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

2.3          Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the purchase and sale of the Shares as contemplated herein and the other transactions contemplated hereby (a) will not violate any statute, rule, regulation, order or decree of any public body or authority by which the Seller is bound or by which any of his properties or assets are bound and (b) will not result in any breach of or constitute a default under any agreement, contract or other legally enforceable obligation of Seller.

2.4          No Broker. The Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary that would result in the payment of a brokerage fee or other similar remuneration by anyone other than the Seller.

2.5          Securities Act Compliance. The Shares are offered and sold under an exemption from registration provided by the Securities Act of 1933, as amended (the “Securities Act”), and/or the rules and regulations thereunder and applicable state or other securities laws.

2.6          Non-Affiliate Status. The Seller represents and warrants that: (a) the Seller is not now, nor has the Seller been within the preceding three (3) months, an “affiliate” of the Company, as that term is defined in paragraph (a)(1) of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”); and (b) the Seller has been the beneficial owner of the Shares, which were acquired and fully paid for, for a period of not less than six (6) months preceding the date of this representation letter as required by Rule 144, including any tacking of the holding period of prior holders permitted by Rule 144.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents to the Seller that:

3.1          Knowledge and Experience. Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in the Company. The Purchaser has reviewed copies of such documents and other information as Purchaser has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares and the Purchaser is not relying upon the Seller for the accuracy or completeness of any of the information reviewed by the Purchaser, including all information filed by the Company pursuant to the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.2          Accredited Investor. Purchaser is an “Accredited Investor” as defined in Regulation D promulgated under the Securities Act. Purchaser is able to bear the substantial economic risks of Purchaser’s investment in the Company and the purchase of securities of the Company in that, among other factors, Purchaser can afford to hold securities of the Company for an indefinite period and can afford a complete loss of Purchaser’s investment in the Company.

3.3          Liquidity. Purchaser will have sufficient liquidity with respect to Purchaser’s net worth for an adequate period of time to provide for Purchaser’s needs and contingencies.

3.4          Non-reliance on Communications. Purchaser is relying solely on Purchaser’s own decision or the advice of Purchaser’s own adviser(s) with respect to an investment in the Company and the acquisition of the Shares, and has neither received nor relied on any communication from the Seller or its agents regarding any legal, investment or tax advice relating to an investment in the Company and the acquisition of the Shares.

3.5          Substantial Risks. Purchaser recognizes that investments in the Company involve substantial risks, including the risk factors described in the Company’s Annual Report on Form 10-K filed on March 8, 2011. Purchaser has taken full cognizance of, and understands, such risks and has obtained sufficient information to evaluate the merits and risks of an investment in the Company and the acquisition of the Shares.

3.6          No Warranties of Financial Results. Purchaser confirms that none of the Seller’s members, officers nor any of the Seller’s agents have made any warranties concerning an investment in the Company, including, without limitation, any warranties concerning anticipated financial results, or the likelihood of success of the operations, of the Company.

3.7          Acquisition for Own Account. The Shares are being acquired by Purchaser for Purchaser’s own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances, except as permitted by law. Purchaser has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares which would guarantee Purchaser any profit or provide any guarantee to Purchaser against any loss with respect to the Shares.

3.8          No Government Endorsement. Purchaser understands that no federal, state or other governmental agency of the United States or any other territory or nation has passed on or made any recommendation or endorsement of an investment in the Shares.

3.9          No Express or Implied Warranty. Purchaser acknowledges and agrees that, except as expressly set forth in Article II of this Agreement, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any matter relating to the Company, including, without limitation, the assets, financial condition, liabilities, operations or prospects of the Company or in respect of the transactions contemplated by this Agreement, and any such other representations or warranties are hereby expressly disclaimed by the Seller.

ARTICLE IV.

MISCELLANEOUS

4.1          Survival. The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing Date. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing Date until the first anniversary of the date hereof.

4.2          Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party with such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

4.3          Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

4.4          Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

4.5          Severability. If any provision of this Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect; provided, however, that to the extent permitted by applicable law, any invalid, illegal or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement, and the parties agree to a substitute provision that reflects the parties' original intent with such latter provision as determined to be valid, legal or enforceable binding upon the parties hereto. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid, illegal or unenforceable.

4.6          Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each of the parties submits to the jurisdiction of any state or federal court sitting in New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Nothing in this Section, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

4.7          WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY.

4.8          Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

4.9          Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

4.10          Notices. Any notice, demand or other communication to be given hereunder by any party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at such party’s respective address as set forth in the preamble to this Agreement or, in the case of the Purchaser, on the signature page hereto, or to such other address as the party shall have furnished in accordance with the provisions of this Section 4.10. Any notice or other communication given by certified mail shall be deemed given at the time of two (2) business days after deposit in the U.S. mails, except for a notice changing a party's address which shall be deemed given at the time five (5) business days after deposit in the U.S. mails.

4.11          Expenses. Each party shall be responsible for, and pay, its own expenses incurred in connection with the preparation and negotiation of this Agreement and in connection with its performance hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties have caused this Stock Purchase Agreement to be executed as of the day and year first above written.

PURCHASER:

/s/ Jiang Huai Lin
JIANG HUAI LIN

Address:
21F, Everbright Bank Building, Zhuzili, Futian District, Shenzhen 518040 PRC

SELLER:

By: /s/ Cheng Dong Huang
CHENG DONG HUANG

Signature Page to Stock Purchase Agreement